Exhibit 99.1

Virtu Financial, Inc. Appoints Joseph J. Grano, Jr. to Board of Directors

NEW YORK, NY — October 25, 2017 — Virtu Financial, Inc. (NASDAQ: VIRT) a leading technology-enabled market maker and liquidity provider to the global financial markets, today announced that it has appointed Joseph J. Grano, Jr. to its Board of Directors effective immediately.  Mr. Grano will also serve as a member of the Firm’s Audit Committee.

Mr. Grano has more than 30 years’ experience in the securities and financial services industries.  He is the former Chairman of UBS Financial Services Inc., the former President, CEO and Chairman of UBS PaineWebber and has also previously served in various senior management positions with Merrill Lynch.

“Joe’s deep experience in the financial services industry and track record of leadership will add significant value to our Board of Directors,” said Robert Greifeld, Virtu’s Chairman.  “We look forward to benefiting from his service.”

About Virtu Financial, Inc.

Virtu is a leading financial firm that leverages cutting edge technology to deliver liquidity to the global markets and innovative, transparent trading solutions to our clients. As a market maker, Virtu provides deep liquidity that helps to create more efficient markets around the world. Our market structure expertise, broad diversification, and execution technology enables us to provide competitive bids and offers in over 19,000 securities, at over 235 venues, in 36 countries worldwide.  Please visit www.virtu.com for more information.

Investor Contact:

Andrew Smith

investor_relations@virtu.com

(212) 418-0195

Media Contact:

media@virtu.com